Exhibit 10.28.3

HealthSouth Corporation

RESTRICTED STOCK AGREEMENT

(Pursuant to the 2008 Equity Incentive Plan)

THIS Restricted Stock Award (this "Award") granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the "Summary") displayed at the website of Smith Barney Benefit Access® (www.benefitaccess.com). The Summary, which specifies the person to whom the Award is granted ("Grantee"), the date as of which the grant is made (the “Date of Grant”) and other specific details of the grant, and the electronic acceptance of the Summary are incorporated herein by reference.

1.        GRANT OF AWARD. Upon the terms and conditions set forth herein and in the Corporation’s 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to the Grantee electronically, the Corporation hereby grants to the Grantee an award of the number of fully paid, non-assessable shares of common stock, par value $0.01 per share, of the Corporation (the "Restricted Shares") set forth in the Summary.

The Award is granted pursuant to the Plan and is subject in its entirety to the all applicable provisions of the Plan as in effect on the Date of the Grant. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. The Corporation and Recipient agree to be bound by all of the terms and conditions of the Plan, as amended from time to time in accordance with its terms. Subject to Section 5 hereof, the Restricted Shares shall be registered in the name of the Participant on the stock transfer books of the Corporation. However, any certificates issued with respect to Restricted Shares shall be held by the Corporation in escrow under the terms hereof, provided, that, unless the Corporation determines otherwise, no such certificates shall be issued prior to the date determined under Section 3 hereof. Any such certificates shall bear the legend set forth in Section 3 below or such other appropriate legend as the Committee shall determine, which legend shall be removed only on and after the date determined under Section 3 and if and when the Restricted Shares have become "vested Restricted Shares" (as defined in Section 2 hereof). The Participant shall be entitled to vote all Restricted Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends and dividends in the form of shares of Common Stock thereon if any. The Participant’s right to receive any extraordinary dividends or other distributions with respect to Restricted Shares prior to their becoming vested Restricted Shares shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Common Stock, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Shares.

2.         VESTING. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 3 shall lapse in accordance with the schedule set forth in the Summary, so long as the Recipient is employed by or providing services to the Corporation as of the relevant dates. Any Restricted Shares with respect to which the restrictions on transfer set forth in Section 3 have lapsed shall be referred to hereunder as "vested Restricted Shares."

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3.         RESTRICTIONS ON TRANSFERABILITY, PLEDGING, SELLING. Restricted Shares and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Award applicable thereto, as set forth in Section 2; provided. In order to reflect the restrictions on disposition of the shares of Common Stock issued pursuant to this Agreement, the stock certificates for the shares of Common Stock issued pursuant to this Agreement will be endorsed with a restrictive legend, in substantially the following form:

"THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE "RESTRICTIONS"), CONTAINED IN THE HEALTHSOUTH CORPORATION 2008 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HEALTHSOUTH CORPORATION. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE APPLICABLE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL, VOID AND WITHOUT EFFECT."

4.         SECURITIES COMPLIANCE. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any restricted or unrestricted Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law. Subject to Section 3 hereof, in order to comply with any applicable securities laws, the Recipient agrees that the Restricted Shares shall only be sold by the Recipient following registration of such Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom. If required by the authorities of any state in connection with the issuance of the shares, the legend or legends required by such state authorities will also be endorsed on all such certificates.

5.	TERMINATION OF EMPLOYMENT.

(a) Disability or Death of the Recipient. In the event the Recipient's employment with the Corporation is terminated by reason of the disability, death or retirement on or after age 65 of the Recipient, all restrictions imposed on the Restricted Stock in accordance with the terms of the Plan and this Award shall lapse and the Recipient or the Recipient's beneficiary or beneficiaries shall be entitled to receive and retain all of the shares of Common Stock issued to the Recipient pursuant to the Award.

(b) Retirement. If the Participant’s employment is terminated by reason of retirement at normal retirement age of 65, all restrictions imposed on the Restricted Stock will lapse with respect to that portion of the Restricted Stock according to the following formula: The portion that becomes vested, earned and nonforfeitable shall equal the number of shares of

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Restricted Stock granted as of the Grant Date times the ratio of (i) the number of full months that have elapsed from the Grant Date to the date of the Participant’s retirement, to (ii), the number of full months contained in the original term of the Award, unless the Committee in its discretion determines otherwise.

(c) Other Termination of Employment. In the event the Recipient's employment with the Corporation is terminated other than by reason of the Recipient's disability, death or retirement, all shares granted to the Recipient which have not otherwise vested pursuant to the terms of this Agreement shall be forfeited and shall be reacquired by the Corporation, without consideration or payment to the Recipient.

6.         IMMEDIATE VESTING ON A CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in this Agreement, all of the Restricted Shares issued to the Recipient pursuant to the Award shall become immediately vested in full upon the occurrence of a Change in Control, as this term is defined in the Plan.

7.         TAX ISSUES. The Recipient agrees to notify the Corporation immediately if the Recipient recognizes taxable income generated by the grant of the Award by the Corporation to the Recipient pursuant to an election under Section 83(b) of the Code. The Recipient hereby authorizes the Corporation to withhold from any amounts payable to the Recipient the amount of federal, state or local taxes due as a result of the grant or vesting of the Award.

8.         BINDING AGREEMENT. This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of the Grantee’s beneficiary or legal representatives, as the case may be.

9.         ENTIRE AGREEMENT. This Award contains the entire agreement of the parties with respect to the Restricted Stock granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

10.       ACCEPTANCE OF AGREEMENT. By accepting the Summary electronically, the Recipient confirms that the grant is in accordance with the Recipient understanding and agrees to the terms of this Award and the terms of the Plan, all as of the Date of Grant.

11.       ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 5 of the Plan. Furthermore, the interpretation and construction of any provision of the Plan or of the Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.

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